EXHIBIT 20

                      STOCK PLEDGE AGREEMENT


          This STOCK PLEDGE AGREEMENT is made and entered into as of August 22, 1995, by and between BARNETT BANK OF SOUTH FLORIDA,
N.A., a national banking association (the "Bank"), and MICKY ARISON
("Pledgor").

                            WITNESSETH:

          WHEREAS, Pledgor is the owner of 400,000 shares (the "Pledged Securities") of the common stock of Carnival Corporation, a Panamanian corporation ("Carnival Corporation"), represented by stock certificates numbers 15344 and 15345, each representing 200,000 shares; and

          WHEREAS, in order to secure the Limited Recourse
Guarantee of even date herewith given by Pledgor to Lender (the
"Guarantee") of obligations of Carnival Air Lines, Inc., a Florida corporation ("CAL"), to Lender, Pledgor has agreed to pledge to Lender as collateral all of the Pledged Securities;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and in the Guarantee, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

          1. Definitions. Capitalized terms used herein which are defined in that certain Revolving Credit and Credit Agreement of even date herewith shall have the meanings assigned to them therein, unless the context otherwise requires or unless otherwise defined herein.

          2.   Pledge.

          (a) As security for the due and punctual payment and performance of all of the Pledgor's obligations and liabilities under the Guarantee (collectively, the "Obligations"), the Pledgor hereby pledges, hypothecates, assigns, transfers, sets over, and delivers unto Lender, and hereby grants to Lender a security interest in and to the following:

              (i)  The Pledged Securities and the
         certificates representing the Pledged Securities, and all cash, proceeds, securities, dividends and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Securities (except as otherwise provided in Section 4(a)(ii), below); and
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              (ii) All securities hereafter delivered or issued
         in substitution for or in addition to any of the Pledged Securities, all certificates and instruments representing or evidencing such securities, together with the interest coupons, if any, attached thereto, all cash, proceeds, securities, interests, dividends and other property at any time and from time to time received or otherwise distributed in respect of or in exchange for any or all thereof. (All such Pledged Securities, certificates, interest coupons, cash, proceeds, securities, interest, dividends and other property being herein collectively called the "Pledged Stock Collateral").

TO HAVE AND TO HOLD the Pledged Stock Collateral, together with all rights, titles, interest, privileges and preferences appertaining or incidental thereto, unto the Lender, its successors and assigns, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

         (b) Lender shall release from the foregoing pledge and terms of this Agreement, and return to Pledgor, 200,000 shares of Carnival Corporation common stock after (i) the Tangible Net Worth of CAL shall, as of the CAL fiscal year end immediately prior to the date of such release, be not less than $6,500,000 (as disclosed on CAL's balance sheet certified by CAL's independent certified public accountants based on their audit of CAL), and (ii) the Debt Service Coverage of CAL for each of the four consecutive fiscal quarters prior to such fiscal year end shall be not less than three.

         (c) The remaining shares of Carnival Corporation common stock shall be so released after (i) the Tangible Net Worth of CAL shall, as of June 30, 1997 or as of a later fiscal year end immediately prior to the date of such release, shall not be less than $11,500,000 (as disclosed and certified as in (b) above), and the Debt Service Coverage of CAL for each of the four consecutive fiscal quarters prior to June 30, 1997 or such later fiscal year end shall not be less than three.

         (d) In the event that 200,000 shares have been released in accordance with (b) above and the Tangible Net Worth of CAL shall thereafter remain below $6,500,000 for any period of 90 consecutive days, Pledgor agrees, immediately upon demand by Lender, to repledge and deliver to Lender as Pledged Securities subject to and in accordance with all of the terms and conditions of this Agreement, 200,000 shares of Carnival Corporation common stock (in addition to any shares required to be repledged pursuant to (e) below).

         (e) In the event that the remaining shares of Carnival Corporation have been released in accordance with (c) above and the Tangible Net Worth of CAL shall thereafter remain below $11,500,000 for any period of 90 consecutive days, Pledgor agrees, immediately
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upon demand by Lender, to repledge and deliver to Lender as Pledged
Securities subject to and in accordance with all of the terms and conditions of this Agreement, 200,000 shares of Carnival
Corporation common stock (in addition to any shares required to be repledged pursuant to (d) above).

         (f) Notwithstanding anything herein to the contrary, (x) in the event that, prior to the occurrence of the events described in (b)(i) and (ii) above, the aggregate market value of the Pledged Securities shall be less than $7,500,000 for any period of ten consecutive trading days (based on the closing price thereof as reported in The Wall Street Journal), then Pledgor agrees, immediately upon demand by Lender, to pledge and deliver to Lender as additional Pledged Securities, subject to and in accordance with all of the terms and conditions of this Agreement, such additional number of shares of Carnival Corporation common stock so that the aggregate market value of the Pledged Securities shall be not less than $7,500,000, and (y) in the event that, prior to the occurrence of the events described in (c)(i) and (ii) above, the aggregate market value of the Pledged Securities shall be less than $3,750,000 for any period of ten consecutive trading days, then Pledgor agrees, immediately upon demand by Lender, to pledge and deliver to Lender as such Pledged Securities, such additional number of shares of Carnival Corporation common stock so that the aggregate market value of the Pledged Securities shall not be less than $3,750,000.

         3. Transfer of Certificates. The original certificates representing all Pledged Stock Collateral shall be held by the Lender. The Pledgor shall deliver to the Lender all original certificates representing the Pledged Stock Collateral issued in the name of the Pledgor, endorsed or assigned in blank (or accompanied by stock powers or other instruments of transfer requested by Lender, duly executed and delivered by Pledgor) in
favor of the Lender.    The Lender may, upon delivery of the
appropriate Pledged Stock Collateral to Carnival Corporation or its agent (or other issuer thereof), exchange the certificates repre-senting the Pledged Stock Collateral for certificates of smaller or larger denominations for any purpose consistent with the terms of this Pledge Agreement.

         4.   Voting Rights; Dividends.

         (a) Unless and until there is an "Event of Default" (as defined in Section 5, below):

              (i)  The Pledgor shall be entitled to
         exercise any and all voting and/or consensual rights and powers relating or pertaining to the Pledged Stock Collateral or any part thereof, provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with
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any of the provisions of the Loan Documents, or which would involve any violation of any such provisions.

              (ii) The Pledgor shall be entitled to
         receive and retain any and all ordinary cash dividends and interest payable on the Pledged Stock Collateral, but any and all stock and/or liquidating dividends, distributions in property, returns of capital or other distributions made on or in respect of the Pledged Stock Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of an issuer thereof or received in exchange for Pledged Stock Collateral or any part thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which any such issuer may be a party or otherwise, and any and all cash and other property received in payment of the principal of or in redemption of or in exchange for any Pledged Stock Collateral (either at maturity, upon call for redemption or otherwise), shall be and become part of the collateral pledged by the Pledgor hereunder and, if received by the Pledgor, shall be received in trust for the benefit of the Lender or its assigns and shall forthwith be delivered to the Lender (accompanied by proper instruments of assignment and/or stock and/or bond powers executed by Pledgor in accordance with the Lender's instructions) to be applied as a payment or prepayment of any of the Obligations secured by this Agreement as provided in Section 6(a), below.

              (iii)       The Lender shall execute and deliver
         (or cause to be executed and delivered) to the Pledgor all such proxies, powers of attorney, dividend orders, interest coupons and other instruments as the Pledgor may request for the purpose of enabling the Pledgor to exercise the voting and/or consensual rights and powers which he is entitled to exercise pursuant to subparagraph
         (i) above and/or to receive the dividends and/or interest payments which he is authorized to receive and retain pursuant to subparagraph (ii) above.

         (b) Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to exercise the voting and/or consensual rights and powers which he is entitled to exercise pursuant to Section 4(a)(i) hereof and/or to receive the dividends and interest payments which he is authorized to receive and retain pursuant to Section 4 (a)(ii) hereof shall cease, and all such rights shall thereupon become vested in the Lender who shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights and powers and/or to receive and retain the dividends and/or interest payments which the Pledgor would otherwise be authorized to retain pursuant to Section 4
(a)(ii) hereof.  Any and all money and other property paid over to
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or received by the Lender pursuant to the provisions of this paragraph (b) or pursuant to the exercise by Lender of the voting and/or consensual rights and powers shall be applied by Lender in accordance with the provisions of Section 6(a) of this Agreement. Upon the occurrence and during the continuance of an Event of Default, the Lender may transfer into its name, or into the name of its nominee, any or all shares of the Pledged Stock Collateral.

         5. Events of Default. Pledgor shall be in default and an "Event of Default" shall be deemed to have occurred under this Agreement (i) if Pledgor shall breach or default under any material agreement, representation, warranty or covenant set forth in this Agreement, (ii) upon the occurrence of any event of default under the Credit Agreement or any other Loan Document or (iii) upon the occurrence of any event of default under the Guarantee.

         6. Remedies upon Default. If any Event of Default shall have occurred and be continuing, then, in addition to exercising any rights and remedies as a secured party under the Uniform Commercial Code in effect in the State of Florida, the Lender may:

         (a) apply the cash (if any) then held by it as col-lateral hereunder, first, to the payment of all costs of collection (including attorneys' fees and disbursements) incurred in enforcing Lender's rights under any of the loan documents referred to in the Guarantee, the Guarantee and this Agreement (collectively, the "Documents"); second, to the payment of interest accrued and unpaid under any of the Documents, in such order of priority as Lender may elect in its sole discretion, to and including the date of such application; third, to the payment or prepayment of principal under any of the Documents, in such order of priority as Lender may elect in its sole discretion; and fourth, to the payment of all other amounts then owing to the Lender under the terms of any of the Documents, in such order of priority as Lender may elect in its sole discretion, and

         (b) if there shall be no such cash or the cash so applied shall be insufficient to pay in full all the Obligations of the Pledgor to the Lender, upon 10 days' prior notice to Pledgor, take any action with respect to the Pledged Stock Collateral, including, without limitation, sell the Pledged Stock Collateral, or any part thereof, at any public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, as the Lender shall deem appropriate. The Lender shall be authorized at any such sale (if it deems it advis-able to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Pledged Stock Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Lender shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Stock Collateral so sold, free and clear from any
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claims or rights of Pledgor.  Further, it shall be deemed
commercially reasonable for the Lender to impose sufficient conditions on any such sale so as to preclude the necessity of registration of the Pledged Stock Collateral under the Securities Act of 1933, as amended (the "Act"). Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which he now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Lender shall give the Pledgor at least 10 days' written notice in the manner specified for notices under this Agreement of the Lender's intention to make any such public or private sale or sales at any broker's board or on any such securities exchange, and the Pledgor agrees that such notice of sale will be commercially reasonable notice to it. Such notice, in case of public sale, shall state the time and place fixed for such sale, and, in the case of sale at a broker's board or exchange at which such sale is to be made, the day on which the Pledged Stock Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places, as the Lender may fix in the notice of such sale. At any such sale, the Pledged Stock Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Lender may (in its sole and absolute discretion) determine. The Lender shall not be obligated to make any sale of Pledged Stock Collateral if it shall determine not to do so, regardless of the fact that notice of sale of Pledged Stock Collateral may have been given. The Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case sale of all or any part of the Pledged Stock Collateral is made on credit or for future delivery, the Pledged Stock Collateral so sold may be re-tained by the Lender until the sale price is paid by the purchaser or purchasers thereof, but neither the Lender nor any other holder of the Note or the assignee of any of the Lender's rights, shall incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Stock Collateral so sold and, in the case of such failure, such Pledged Stock Collateral may be sold again upon like notice. As an alternative to exercising the power of sale herein conferred upon it, the Lender may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Pledged Stock Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction.

         (c) If Lender determines to exercise its right to sell all or any of the Pledged Securities and, if in the opinion of the Lender it is advisable, to have such Pledged Securities registered under the provisions of the Act, Pledgor agrees, at Pledgor's own
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expense, to execute and deliver and use Pledgor's best efforts to cause Carnival Corporation (and the directors and officers of Carnival Corporation) to execute and deliver, all such instruments and documents, and to do or cause to be done all other such acts and things as may be necessary or, in the opinion of Lender, advisable to register such Pledged Securities under the provisions of the Act, and Pledgor will use Pledgor's best efforts to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments thereto and/or to the related prospectus which, in the opinion of Lender, are necessary or desirable, all in conformity with the requirements of the Act and the rules and regulations of the Securities and Exchange Commission ("SEC") applicable thereto; to use Pledgor's best efforts to qualify such Pledged Securities under state Blue Sky or securities laws and to obtain the approval of any governmental authority to the sale of such Pledged Securities, all as reasonably requested by Lender; and, at the request of Lender, to indemnify and hold harmless and use Pledgor's best efforts to cause Carnival Corporation to agree to indemnify, defend and hold harmless Lender from and against any loss, liability, claim, damage and expense (and reasonable attorneys' fees incurred in connection therewith) under the Act or otherwise insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement or prospectus or in any preliminary prospectus or any amendment or supplement thereto, or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, the indemnification of Lender to remain operative regardless of any investigation made by or on behalf of Lender.

         (d) If Lender determines to exercise its right to sell all or any of the Pledged Securities, upon written request, Pledgor will from time to time furnish to Lender all such information as Lender may request in order to determine the number of shares of Pledged Securities which may be sold by Pledgor as exempt transactions under Section 4(4) of the Act and Rule 144 thereunder, as the same are from time to time amended.

         (e) Pledgor agrees that, following an Event of Default, he will not sell any other securities of Carnival Corporation which he holds until Lender has sold or otherwise disposed of the Pledged Securities. If the Pledged Securities or any part thereof is sold in a private sale by Lender, Pledgor will not sell any other securities of Carnival Corporation which would violate any provision of Rule 144 and/or Rule 144A, including the regulations regarding aggregation.

         7.   Application of Proceeds of Sale.  The   proceeds of
sale of Pledged Stock Collateral sold pursuant to Section 6 hereof shall be applied by the Lender as follows:
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         First:  in the manner provided in paragraph (a) of
Section 6 hereof; and

         Second: the balance (if any) of such proceeds shall remain as Pledged Stock Collateral subject to the terms and conditions of this Agreement, in the event any of the Obligations remain outstanding and not in default, or, the balance (if any) of such proceeds shall be paid to Pledgor, or as a court of competent jurisdiction may direct.

         8. Pledgor's Obligations Not Affected. The Obligations of the Pledgor under this Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by:
(a) any amendment or modification of or addition or supplement to any loan or any assignment or transfer of any thereof; (b) any exercise or non-exercise by the Lender of any right, remedy, power or privilege under or in respect of any documents or any assignment or transfer of any thereof, or any waiver of any such right, remedy, power or privilege; (c) any waiver, consent, extension, indulgence or other action or inaction in respect of any documents or any assignment or transfer of any thereof; or (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation, or the like, of the Pledgor; whether or not the Lender shall have notice or knowledge of any of the foregoing. The Pledgor hereby waives notice of any extensions of credit, loans, advances or other financial assistance by the Lender to Carnival Air Lines, Inc. under the Loan Documents or under any other agreement, note, document or instrument note or at any time or times hereafter executed by Carnival Air Lines, Inc. and delivered to the Lender. The Pledgor further waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to the Obligations, and all other notices to which the Pledgor might otherwise be entitled except as herein otherwise expressly provided.

         9. Transfer of Pledged Stock Collateral. Pledgor covenants and agrees not to sell, transfer (by gift or otherwise), assign, pledge or further encumber any of the Pledged Stock Collateral, or execute any agreement providing for any of the foregoing, without the express prior written consent of the Lender as to (i) the terms of the transaction, and (ii) the documents evidencing the transaction. Lender may withhold or condition its consent in its sole and absolute discretion. All proceeds of any such transaction (whether or not consented to by Lender) shall be paid directly to Lender as Pledged Stock Collateral hereunder, and if delivered to Pledgor, shall be received by Pledgor in trust for Lender's benefit and immediately delivered to Lender in the exact form delivered to Pledgor (with appropriate endorsements and instruments of assignment in favor of Lender) to be held and applied as Pledged Stock Collateral under this Agreement.

         10. Authority of Lender. The Lender shall have and be entitled to exercise all such powers hereunder as are specifically
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delegated to the Lender by the terms hereof, together with such powers as are reasonably incidental thereto. The Lender may execute any of its duties hereunder by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of such counsel (whether written or oral) concerning all matters pertaining to its duties hereunder. Neither the Lender, nor any director, officer or employee of the Lender, shall be liable for any action taken or omitted to be taken by it or them hereunder in connection herewith, except for its or their own negligence or willful misconduct. After an Event of Default hereunder the Pledgor shall be liable to reimburse the Lender, on demand, for all expenses incurred by the Lender in connection with the administration and enforcement of this Pledge Agreement and agrees to indemnify and hold harmless the Lender against any and all liability incurred by the Lender hereunder or in connection herewith, unless such liability shall be due to willful misconduct on the part of the Lender.

         11. Lender Appointed Attorney-in-Fact. The Pledgor hereby appoints the Lender as the Pledgor's attorney-in-fact upon the occurrence of any Event of Default hereunder, taking any action and executing any instrument which the Lender may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, upon an Event of Default hereunder, the Lender shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor representing any dividend, interest payment or other distribution payable or distributable after the occurrence of any Event of Default in respect of the Pledged Stock Collateral or any part thereof and to settle or compromise any claims relating thereto and to give full discharge for the same.

         12.  Representations, Warranties and Covenants of
Pledgor. Pledgor represents and warrants to Lender, and covenants with Lender that:

         (a) The Pledged Stock Collateral has been duly author-ized, validly issued and is fully paid and non-assessable, and Pledgor owns the Pledged Securities and will continue to own the Pledged Stock Collateral absolutely, free and clear of any proxies, voting trusts, liens, encumbrances or adverse claims whatsoever, except for the first priority lien granted to Lender under this Agreement, and there are no restrictions upon the voting rights or upon the transfer of the Pledged Securities other than as may appear on the certificates evidencing the Pledged Securities and as set forth herein.

         (b) The Pledgor has good right and lawful authority to pledge, mortgage, assign, transfer, deliver, deposit, set over and confirm unto the Lender the Pledged Stock Collateral as provided herein and will warrant and defend the title thereto, and the lien
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thereon, conveyed to the Lender by this Agreement against all claims of all persons and will maintain and preserve such lien.

         (c) This Agreement, and all agreements and documents executed by Pledgor relating hereto, are the valid and binding obligations of Pledgor, enforceable in accordance with their terms, and the execution, delivery and performance hereof and thereof does not violate or conflict with any contract, agreement, understanding, judgment, order or writ applicable to Pledgor or the Pledged securities.

         13. No Waiver; Cumulative Remedies. No failure on the part of the Lender to exercise, and no delay in exercising any right, power, privilege or remedy hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, privilege or remedy of the Lender preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided herein or by law.

         14. Termination. This Pledge Agreement shall terminate when all Obligations secured hereby have been fully paid and performed, at which time the Lender shall reassign and redeliver (or cause to be reassigned and redelivered) to the Pledgor, or to such person or persons as the Pledgor shall designate, such of the Pledged Stock Collateral (if any) as shall not have been sold or otherwise applied by the Lender pursuant to the terms hereof and shall still be held hereunder, together with appropriate instru-ments of reassignment and release. Any such reassignment shall be without recourse against or express or implied representation or warranty by the Lender.

         15. Assignment. Lender may assign, participate or transfer any instrument evidencing all or any part of the Obligations as provided in, and in accordance with, the terms of the Loan Documents, and the holder of such instruments shall nevertheless be entitled to the benefits of this Agreement.

         16.  Miscellaneous.

         (a) This Agreement shall be binding upon Pledgor and his heirs and personal representatives, and shall inure to the benefit of, and be enforceable by, Lender and its successors and assigns. None of the terms or provisions of this Agreement may be waived, altered, modified or amended, except in writing duly signed by Lender and Pledgor.

         (b) The Pledgor will do all such acts, and will furnish to the Lender all such financing statements, certificates, opinions and other documents, and will do or cause to be done all such other things, as the Lender may reasonably request from time to time in
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order to give full effect to this Agreement and to secure the rights of the Lender hereunder.

         (c) The use of any gender herein shall include all genders. The singular shall include the plural and vice versa.

         (d) The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever.

         17. Notices. All notices, demands and other communica-tions required or which may be given or served upon Pledgor or Lender shall be given in the manner provided therefor in the Credit Agreement, except if to Pledgor, at:

                   Micky Arison
                   Carnival Place
                   3655 N.W. 87th Avenue
                   Miami, Florida 33178-2428

         with a copy to:

                   Arnaldo Perez, Esq.
                   Legal Department
                   Carnival Place
                   3655 N.W. 87th Avenue
                   Miami, Florida 33178-2428

         18. Waiver of Jury Trial. UNLESS OTHERWISE REQUIRED BY LAW, NEITHER THE PLEDGOR NOR THE LENDER SHALL SEEK A JURY TRIAL ON ANY LAWSUIT, PROCEEDING, OR COUNTERCLAIM BASED UPON, OR ARISING OUT OF THIS GUARANTEE, OR THE RELATIONSHIP BETWEEN THE PLEDGOR AND LENDER. IF THE SUBJECT MATTER OF ANY SUCH LAWSUIT IS ONE IN WHICH THE WAIVER OF A JURY TRIAL IS PROHIBITED, NEITHER THE PLEDGOR NOR LENDER SHALL PRESENT AS A COUNTERCLAIM IN SUCH A LAWSUIT, ANY CLAIM
ARISING OUT OF THIS GUARANTEE.     FURTHERMORE, NEITHER THE PLEDGOR
NOR LENDER SHALL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY SUCH ACTION IN WHICH A JURY TRIAL CANNOT BE WAIVED.

         19. Governing Law. In all respects, including all matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of Florida (exclusive of its choice-of-law principles) applicable to contracts made and performed in such state, and any applicable laws of the United States of America. Pledgor consents to personal jurisdiction before the Circuit Court in and for Dade County, Florida of any United States District Court sitting in Dade County, Florida. Pledgor waives any objection which he may now or hereafter have to the laying of venue in Dade County, Florida of
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
any suit, action or proceeding arising out of or relating to this Agreement or the obligations created hereunder and further waives any claim that Dade County, Florida is not a convenient forum of any such suit, action or proceeding. Service of process on Pledgor in any action arising out of or relating to this Agreement shall be effective if mailed to Pledgor at Carnival Place, 3655 N.W. 87th Avenue, Miami, Florida 33178-2428.

         IN WITNESS WHEREOF, the parties have entered into this Pledge Agreement the date first above written and Pledgor's signature below has been duly acknowledged by an authorized notary public.

                   BARNETT BANK OF SOUTH FLORIDA, N.A.


                   By /s/ Eugene M. Schaefer
                          Name:  Eugene M. Schaefer
                          Title: Vice President


                      /s/ Micky Arison
                          Micky Arison




STATE OF FLORIDA  )
                  ) ss.:
COUNTY OF DADE    )


         The foregoing instrument was acknowledged before me this ____nd day of August 1995, by MICKY ARISON, who is personally known to me _______________________ and who did (did not) take an oath.



                          /s/ Ellen Levenson
                          NOTARY PUBLIC


                          Print Name: Ellen Levenson


My commission expires:
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